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                                                                   EXHIBIT 4.6

                        THIRD AMENDMENT TO LOAN AGREEMENT

     This Third Amendment to Loan Agreement (this "Amendment") is made and entered into as of January __, 1996 ("Third Amendment Date"), by and between FOREST OIL CORPORATION, a New York corporation, with principal offices at 1600 Broadway, Suite 2200, Denver, Colorado 80202 (the "Borrower"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Lender").

     WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between the Borrower and the Lender, as amended by the First Amendment to Loan Agreement dated as of December 28, 1993, and the Second Amendment to Loan Agreement dated as of July 27, 1995 (as so amended, the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the Borrower and the Lender hereby agree as follows:

     1.   Borrower and Lender hereby acknowledge and agree to the following:

          (a) As of even date herewith and prior to the consummation of the transactions provided for herein, the Tranche B Loan had an outstanding principal balance of $22,368,185.88. On even date herewith, Lender has conveyed to Borrower the Tranche B Warrant and its rights and obligations under the Anschutz Option and in exchange therefor Borrower has, in full repayment of the outstanding principal balance due under the Tranche B Loan, issued to Lender the Shares, all as contemplated by the Second Restructure Agreement. To evidence the repayment of the Tranche B Loan, Lender shall make an appropriate notation on the ledger forming a part of the Note or if no ledger is attached to the Note, otherwise reflect the payment of the Tranche B Loan in its records.

          (b) As of the Third Amendment Date and after giving effect to this Amendment, the Loan has an outstanding principal balance of $40,322,183.40 together with accrued but unpaid interest thereon in the amount of $302,967.22.

          (c)  Lender hereby acknowledges that for purposes of the Agreement
(i) the Conveyance Expiration Date shall be deemed to have occurred; (ii) the Anschutz Option shall be deemed to have expired; and (iii) the Tranche B Loan shall be deemed to have been fully repaid by Borrower.

     2. All references within the Agreement to either "110%" or "115%" shall be modified to read "125%".


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     3.   Section 1.01 of the Agreement is amended by replacing or inserting the following defined terms, as appropriate:

          "PARTIAL RELEASE OF LIENS" shall mean an instrument or instruments in recordable form pursuant to which Lender shall release the appropriate interest in the Mortgaged Properties from the Liens granted pursuant to the terms of the Security Instruments. Such instruments shall expressly state that they are partial release of liens only and that such release will not affect any other Liens securing the Mortgaged Properties or release any other property from such Liens.

          "SECOND RESTRUCTURE AGREEMENT" shall mean the Second Restructure Agreement dated as of December 29, 1995 by and between Borrower and Lender, as the same may be amended from time to time.

          "SHARES" shall have the meaning given such term in the Second Restructure Agreement.

          "WARRANTS" shall mean the Tranche A Warrant.

     4.   Section 2.02(c) of the Agreement is deleted.

     5. Section 2.03(a) of the Agreement is amended in its entirety to read as follows:

          (a) With respect to any Capital Operation, if Borrower elects or is required to submit an AFE to Lender pursuant to the terms of this Agreement, such AFE shall set forth among other things, the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom hole locations, applicable details regarding directional drilling, the equipment to be used and the estimated costs of the operation, and such other information as Lender reasonably may request.

     6. Section 2.03(c) of the Agreement is amended in its entirety to read as follows:

          (c) With respect to any AFEs submitted pursuant to the terms of Sections 2.02(b), 2.03(b), 2.18, 2.20, and as provided in Footnote 1 to
Exhibit I, Lender shall have ten (10) Business Days (48 hours if the rig is on location and Borrower notifies Lender of such circumstance at the time the AFE or Supplemental AFE is submitted for approval, or sixty (60) Business Days if the AFE involves the construction of a platform and/or facilities either as a part of the well proposal or as a separate proposal) after receipt of such AFE and all other information requested by Lender within which to approve the proposed AFE and the related operation. Failure of Lender to notify


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Borrower in writing within such period of time of such approval shall be deemed disapproval of the proposed AFE and the related operation. If, however, Lender notifies Borrower in writing prior to the expiration of such period that it consents to Borrower's AFE, Lender shall be deemed to have consented to the commencement and completion by Borrower of such operation pursuant to such AFE. In addition, if within 60 days after Borrower's receipt from Lender of a consent as provided for pursuant to the terms of this Section 2.03 Borrower has not commenced the operation covered by such consent, such consent shall be void; provided, however, Borrower may resubmit the applicable AFE and operation to Lender for its approval.

     7. Section 2.03(d) of the Agreement is amended in its entirety to read as follows:

          (d) If at any time Lender elects not to consent or is deemed to have elected not to consent to a Capital Operation and the related AFE submitted by Borrower pursuant to Section 2.02(b) or 2.03(b), then Borrower shall have the following options: (x) Borrower may elect not to perform such Capital Operation, and if such Capital Operation is a Scheduled Capital Operation, Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in Section 2.17; or (y) Borrower may complete at its sole cost and expense the operation provided for in such AFE ("Excluded Operation") pursuant to the terms of this Section 2.03(d) and the zone or zones targeted in such Capital Operation (as specified in the AFE) shall be released from the Liens granted to Lender pursuant to the Security Instruments. To obtain such a release, the Borrower must commence the operation proposed in the rejected AFE within 60 days after the first to occur of the date on which Borrower received written notice of Lender's election not to consent or the date on which Lender is deemed to have elected not to consent to the applicable Capital Operation. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded, for purposes of all recompletion operations, such operation shall be deemed to have commenced on the date the workover rig is on-site and operations using such rig are underway, and for purposes of all other Capital Operations, such operations shall be deemed to have commenced on the date on which on-site operations with respect to such Capital Operation have commenced and costs in excess of 10% of costs set out in the AFE have been incurred. Once the Borrower has commenced a Capital Operation in accordance with the terms of the immediately preceding sentence, Borrower shall so notify Lender and Lender shall, within 10 Business Days following receipt of such notice, execute and deliver to Borrower a Partial Release of Liens pursuant to which the Lender releases only the zone or zones targeted pursuant to the terms of the AFE. Notwithstanding the delivery of the Partial Release, Borrower shall thereafter be obligated to conduct such operation as a reasonable and prudent operator.

     8.   Sections 2.08(d), (e) and (f) of the Agreement are hereby deleted.


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      9.  Section 2.16 of the Agreement is hereby deleted.

     10. Section 2.17(a) of the Agreement is hereby modified in its entirety to read as follows:

          (a) If Lender does not consent to an AFE with respect to a Scheduled Capital Operation, or if an adjustment to Exhibit J is required pursuant to Sections 2.18 or 2.20, then in any such case Borrower and Lender shall attempt to mutually agree on an appropriate adjustment to the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow. If Borrower and Lender are unable to agree on an appropriate adjustment to such amounts, then the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow shall instead be adjusted as provided for on Attachment 1 to Exhibit J.

     11. Section 2.18 of the Agreement is hereby modified in its entirety to read as follows:

          Section 2.18  COST OVERRUNS.

          If Borrower anticipates incurring Overrun Expenses in connection with any Capital Operation, Borrower shall have the right to submit a Supplemental AFE ("Supplemental AFE") to Lender, which Supplemental AFE shall set forth the estimated amount of the Overrun Expenses, a copy of the original AFE for such operation, the status of the work on the operation including the depth drilled, any objective zone or zones that have been tested, the expenses incurred, the work remaining to be completed, the estimated costs necessary to complete such work and such other information as Lender may reasonably request. Lender shall respond to any such Supplemental AFE within the time period provided for in Section 2.03(c). If Lender approves such Supplemental AFE then the costs set forth in the Supplemental AFE shall be the only Overrun Expenses approved with respect to such operation and such costs shall be used in calculating the Approved Overrun Expenses. If Lender elects not to consent to the Supplemental AFE or is deemed to have elected not to consent to the Supplemental AFE, Borrower shall have the right to either (i) terminate its participation in the operation covered by the Supplemental AFE or (ii) continue its participation in such operation. If Borrower elects the option set forth in either clause (i) or clause (ii) above, then Borrower's obligation to complete such operation shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to continue with its participation as provided for in clause (ii), then Borrower shall so notify Lender and within 10 Business Days thereafter (if the operations subject to the Supplemental AFE have already been commenced as of the date of Borrower's notification), or within 10 Business Days following commencement of the operations subject to the Supplemental AFE, Lender shall execute and deliver to Borrower a Partial Release of Liens releasing only the objective zone or zones designated in the Supplemental AFE. Notwithstanding the delivery of the Partial Release, Borrower shall thereafter be obligated to conduct such operation as a reasonable and prudent operator. Borrower shall not have the right to


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propose a Supplemental AFE with respect to Overrun Expenses incurred in connection with any Scheduled Capital Operation if Borrower's share of the initial AFE submitted to the working interest owners prior to the commencement of such Scheduled Capital Operation was more than 125% of the
Schedule I amount for such operation and such initial AFE was not submitted to Lender prior to the commencement of such operation pursuant to the terms of Section 2.02(b).

     12. Section 2.20 of the Agreement is hereby modified in its entirety to read as follows:

          Section 2.20 MANDATORY CAPITAL EXPENSES. From and after the Third Amendment Date and subject to the terms of this Section 2.20, Borrower shall maintain the leases described on Exhibit S attached hereto in full force and effect. If Borrower determines at any time that in order to maintain any lease described on Exhibit S it anticipates incurring expenses in excess of 125% of the amount set forth on Exhibit S as the projected cost of extending or renewing such lease for the time period specified on Exhibit S, then Borrower shall have the right to submit a request for approval (a "Lease Extension AFE") to Lender setting forth the amount of such excess.
Borrower's Lease Extension AFE shall include information relating to the consideration being requested by the lessor and such other information as Lender may reasonably request. Lender shall respond to any such request within the time period provided for in Section 2.03(c) with respect to AFEs. If Lender consents to Borrower's Lease Extension AFE, then Exhibit S shall be deemed modified to increase the applicable amount set forth on Exhibit S by the excess amount approved by Lender. If Lender elects not to consent to Borrower's request or is deemed to have elected not to consent to such request, Borrower shall have the right to either (i) allow the lease in question to terminate or (ii) make the payments provided for in its request. If Borrower elects the option set forth in either clause (i) or clause (ii) above, then Borrower's obligation with respect to any Scheduled Capital Operations attributable to the lease in question shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to extend the lease in question as provided for in clause
(ii), then provided Borrower pays to the lessor of such lease an amount equal to or in excess of the amount set forth in the Lease Extension AFE, Lender shall execute a Partial Release of Liens releasing the lease in question. Such Partial Release of Liens shall be delivered by Lender to Borrower within 10 Business Days after receiving evidence of Borrower's payment of the amounts required to effect the extension.

     13. Section 4.01(g) of this Agreement is amended in its entirety to read as follows:

          (g) MONTHLY PAYMENT AMOUNT REPORT. As soon as available and in any event no later than the twentieth day of the second month following each month (unless such twentieth day is not a Business Day in which case then the first Business Day following the twentieth day), a statement of the calculation of the Monthly Payment Amount for such month in the form of Exhibit L, and a lease operating statement for each Mortgaged Property setting forth quantities or volume


                                     -5-


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of production, pricing and operating expenses, a capital expenditure summary setting forth capital expenditures for each Mortgaged Property, and such other information with respect thereto as the Lender may require.

     14. Section 4.17 of this Agreement is amended in its entirety to read as follows:

          Section 4.17 CAPITAL EXPENDITURES. Subject to the terms of this Section 4.17 and to Lender's approval rights as set forth in Section
2.02 and 2.03(a), Borrower agrees to make the capital expenditures involved in and to drill, complete, and equip for production, or recomplete and rework, as the case may be, each of the wells and to conduct each of the other Scheduled Capital Operations and Prior Capital Operations described or referred to on Exhibit I hereto. Borrower shall commence each Scheduled Capital Operation at any time after the Third Amendment Date and no later than twelve (12) months after the last day of, the month specified on Exhibit I with respect to such Scheduled Capital Operation (such time period, with respect to a particular Scheduled Operation being herein referred to as the "Window Period") and shall thereafter conduct such operation as a reasonable and prudent operator. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded. Notwithstanding the foregoing or any other provision within this Agreement to the contrary, Borrower shall not be required to commence a Scheduled Capital Operation with respect to which
(i) Borrower submits an AFE pursuant to Section 2.02(b) and Lender does not consent thereto or is deemed to have elected not to consent thereto; (ii) Lender elects not to or is deemed to have elected not to consent to a Supplemental AFE with respect to such operation pursuant to Section 2.18;
(iii) Borrower's obligations have terminated pursuant to Section 2.20; or
(iv) Borrower provides evidence satisfactory to the Lender that such operation is not reasonably necessary and Lender has consented in writing to delay or elimination thereof.

     15. Section 4.19 of the Agreement is hereby modified by deleting the reference to "Sections 2.08(c), (d) and (e)" and inserting therefor the following: "Section 2.08(c)".


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     16.  Section 5.13 of the Agreement is hereby amended by deleting the two references in such Section to "Sections 2.08(c) and (d)" and inserting therefor "Section 2.08(c)".

     17. The Borrower represents and warrants to the Lender that as of the date of this Amendment:

          (a) Each of the representations and warranties contained in (i) Sections 3.01 through 3.04, 3.13 through 3.16, and 3.21 through 3.27 are true and correct in all material respects;

          (b) After giving effect to the amendments hereunder and the waiver provided in Section 5.7 of the Second Restructure Agreement, there exists no Default or Event of Default; and

          (c) the Agreements described in Sections 3.18(a) and 3.18(b) (other than the gas purchase agreement referenced in Section 3.18(a)) have not been modified, terminated, assigned or pledged by Borrower, are in full force and effect and Borrower, and to the best of Borrower's knowledge, no other party, is in default in the performance of its obligations thereunder.

     18. Except as amended and modified hereby, the Agreement, including, without limitation, the terms and provisions of Section 6.03 thereof, shall remain in full force and effect and the Borrower and the Lender hereby ratify, adopt, and confirm the Agreement as hereby amended. The amendments to the Agreement effected under this Amendment shall be effective as of the date of this Amendment. The execution of this Amendment shall not waive, modify, release or limit any of Lender's existing rights, claims or remedies.


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


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                              BORROWER:

                              FOREST OIL CORPORATION


                              By:
                                 -----------------------------
                                   Kenton M. Scroggs
                                   Vice President


                              LENDER:

                              JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED PARTNERSHIP

                              By: Enron Capital Management Limited
                                  Partnership, its general partner

                                  By: Enron Capital Corp., its general partner

                                  By:
                                       -----------------------------
                                        Clifford P. Hickey
                                        Vice President




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